Exhibit 99.1

Towerstream Attains $414K of Adjusted EBITDA for Q2 2016

MIDDLETOWN, R.I., August 9, 2016 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading Fixed-Wireless Fiber Alternative company, provided guidance for the quarter ending June 30, 2016.

Q2 2016 Guidance:

●	Adjusted EBITDA from Continuing Operations was $414K excluding non-recurring expenses for the quarter ended June 30, 2016. This exceeds the upper level of prior guidance.

●	Q2 cash burn is just under $2.0 million, an improvement on previous guidance. Cash burn in Q3 is expected to continue to drop to a range of $1.9M to 1.5M.

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Total operating expenses in Q2 are down 50% from Q4 2015. Total operating expenses for the quarter ended December 31, 2015 were approximately $20.2M as compared $10M for the quarter ended June 30, 2016.

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The Company’s share price has exceeded NASDAQ’s minimum share price requirement following its reverse split for at least ten consecutive days as required for compliance. The Company has been informed that full compliance by November 22, 2016 is required prior to NASDAQs final determination as to continued listing.

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A conference call to discuss results for the second quarter 2016 will be held this afternoon on August 9, 2016 at 5:00 p.m. ET, during which Chairman and Interim Chief Executive Officer Philip Urso, Chief Operating Officer Arthur Giftakis and Chief Financial Officer Frederick Larcombe will review the Company's financial results and provide an update on current business developments.

Investors and other interested parties may access the earnings call as follows:

Dial-in numbers:	877-755-7423, for U.S. callers; 678-894-3069 for international callers

Internet:	An audio webcast will be accessible at: http://ir.towerstream.com/events.cfm

Telephone replay:

Tuesday August 9, 2016 at 8:00 p.m. ET until Wednesday August 17, 2016 at 8:00 p.m. ET

Dial in number: toll free 855-859-2056 for U.S. callers; toll 404-537-3406 for international callers;

Conference ID: 44634217 for all callers

Management Comments

“Q2 2016 is Towerstream’s inflection point,” stated Philip Urso, Interim Chief Executive Officer. "The changes in our strategy and business focus that we have been making over the past six months are reflected in our steadily improving financial performance."

“The improving financial performance in the second quarter is a direct result of our new sales initiatives resulting in both additional On-Net buildings and increased penetration into buildings which were lit in prior periods and our implementation of operational efficiencies.” stated Arthur Giftakis, Chief Operating Officer.

Non-GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

“Adjusted EBITDA” represents net income (or loss) before interest, income taxes, depreciation and amortization expense. We also exclude from EBITDA non-cash items such as stock-based compensation and deferred rent expense as well as unusual and non-recurring gains or losses.

About Towerstream Corporation

Towerstream Corporation (NASDAQ:TWER) is a leading Fixed-Wireless Fiber Alternative company delivering high-speed Internet access to businesses. The Company offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area.

In 2014, Towerstream launched its On-Net fixed-wireless service offering On-Net building tenants access to dedicated, symmetrical high-speed Internet connectivity, with a premier SLA, at market-setting prices. The Company refers to its fixed wireless services as “Continuing Operations”.  In the fourth quarter of 2015, the Company terminated the business activities of its wholly owned subsidiary, Hetnets Tower Corporation (“Hetnets”), which offered shared wireless infrastructure services.  Costs associated with terminating the Hetnets business are reported as “Discontinued Operations”. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net